Exhibit 99.1
ASSOCIATED BANC-CORP
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 16th day of November 2009 by and between Associated Banc-Corp, a Wisconsin corporation (the “Company”), and Philip B. Flynn (“Executive”) (the Company and Executive referred to collectively as the “Parties” and individually as a “Party”).
     WHEREAS, the Company and Executive wish to enter into an employment relationship on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and Executive hereby agree as follows:
ARTICLE ONE
EMPLOYMENT
1.01 Agreement as to Employment.
     This Agreement will be deemed to be effective as of December 1, 2009 or such earlier date as Executive commences employment with the Company (the “Effective Date”). As of the Effective Date, the Company hereby agrees to employ Executive as its President and Chief Executive Officer (“CEO”), and Executive hereby accepts such employment by the Company, subject to the terms of this Agreement. Executive agrees that the Company may announce Executive’s acceptance of employment with the Company under this Agreement at any time after the close of business on the Effective Date or such earlier date as the Parties agree or as required by applicable law.
1.02 Agreement Term.
     The term of Executive’s employment by the Company under this Agreement shall commence on the Effective Date and shall end on December 31, 2011 (the “Term”). Upon expiration of the Term, unless Executive’s employment has been previously terminated, this Agreement will terminate. Notwithstanding any provision in this Agreement to the contrary, the Parties acknowledge that Executive’s employment with the Company shall be on an “at-will” basis and can be terminated at any time in accordance with Section 1.08 hereof.
1.03 Freedom to Contract.
     Executive represents and warrants that he has the right to enter into this Agreement and that, except as to confidentiality obligations to Executive’s former employer, there are no existing agreements, covenants, arrangements or understandings, written or oral, that would prevent or restrict Executive in any way from rendering services to the Company during Executive’s employment or would be breached by the future performance by Executive of Executive’s duties hereunder. Executive represents and warrants that he will fulfill his obligation to maintain confidential treatment for confidential matters learned during Executive’s employment with his former employer. Executive represents and warrants that he has not made and will not make any contractual or other commitments that do or would conflict with or prevent his performance of his obligations hereunder, except that the foregoing shall not prevent Executive from entering into an agreement for future employment with another company or organization.
1.04 Title and Duties.
     (a) Executive shall be employed by the Company to serve as its President and CEO and perform such duties consistent with those positions and relating to the Company and its affiliates, including any subsequently-acquired affiliates (collectively, the “Affiliates”), and shall report to the Company’s Board of Directors (the “Board”). In that capacity, Executive shall serve as president and chief executive officer and as a director of each of the Company’s subsidiaries that are material to the business of the Company, as determined by the Board in its discretion (collectively, the “Material Subsidiaries”). Executive shall have such authority, responsibility and duties as are normally associated with the positions of President and CEO with respect to the Company and with the positions of president and chief executive officer with respect to the Material Subsidiaries. Executive shall be appointed to such positions with the Company and the Material Subsidiaries on the Effective Date. All employees of the Company and the Material Subsidiaries shall report directly to Executive, except for those employees that the Board and Executive reasonably determine shall report directly to the Board or to a committee thereof.
     (b) Subject to the provisions of this Section 1.04(b), Executive agrees to devote substantially all of his business time and efforts to the Company as long as he is employed as President and CEO of the Company. Notwithstanding the foregoing, Executive may continue, throughout his employment, to engage in charitable, community and personal activities and in the management of personal investments and his personal and family affairs, and he may serve on the board of directors of up to two (2) for-profit corporations, provided that such activities in the aggregate do not conflict with the interests of the Company or interfere with his obligations under the terms of his employment with the Company.
     (c) Executive shall be appointed to the Board on the Effective Date, and the Company shall use its reasonable best efforts to cause Executive to be nominated for reelection to the Board at each annual meeting of the stockholders of the Company held during the Term.
1.05 Compensation.
     (a) Base Salary. During the Term, the Company shall pay to Executive a gross annual cash salary of $1,200,000, payable in accordance with the Company’s payroll policies, plans and practices and pro-rated for any partial year of employment during the Term.
     (b) Share Salary. During the Term, the Company shall pay to Executive a gross annual salary of $2,256,000, payable at the time that Base Salary is payable to Executive and pro-rated for any partial year of employment during the Term, net of applicable tax withholdings and deductions, in grants of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having a Fair Market Value (as defined below) on the date of grant equal to the pro rata portion of the salary payable on each such pay date (the “Share Salary”). Such payments of Share Salary under this Section 1.05(b) shall be made pursuant to the terms of the Company’s 2003 Long-Term Incentive Stock Plan or its successor equity incentive plan (the “LTIP”). Each share payable to Executive as Share Salary shall be fully vested as of the date of grant, and shall be subject to restrictions on transfer that lapse in accordance with the following schedule:
•	With respect to shares paid as Share Salary during calendar year 2009, on the first business day of calendar year 2011;

•	With respect to shares paid as Share Salary during the months of January, February, March and April of calendar years 2010 and 2011, on the first business day of the first calendar year following the calendar year in which such shares were paid;

•	With respect to shares paid as Share Salary during the months of May, June, July and August of calendar years 2010 and 2011, on the first business day of the second calendar year following the calendar year in which such shares were paid; and

•	With respect to shares paid as Share Salary during the months of September, October, November and December of calendar years 2010 and 2011, on the first business day of the third calendar year following the calendar year in which such shares were paid.
Any attempted transfer of shares payable as Share Salary that does not comply with the provisions of this Section 1.05(b) shall be invalid and of no effect, except that Executive shall be permitted, subject to advice and counsel from the Company’s General Counsel or his designee as to any legal limitations, to transfer shares payable as Share Salary for estate planning purposes. For purposes of this Agreement, “Fair Market Value” shall have the meaning ascribed to such term by the LTIP. The Company shall use its reasonable best efforts to maintain registration of the shares paid as Share Salary on a Form S-8.
     (c) Restricted Stock. The Company shall award to Executive, on an annual basis during the Term, an additional amount in restricted shares of the Company’s Common Stock (“Restricted Stock”), the Fair Market Value of which is equal to $1,200,000 per annum, pro-rated for any partial year of employment during the Term. Restricted Stock shall be awarded with respect to any calendar year during the Term on the first business day of such calendar year, except that Restricted Stock awarded with respect to calendar year 2009 shall be awarded on the Effective Date or as soon as is administratively practicable thereafter. Restricted Stock shall be subject to the terms and conditions of the LTIP, the separate written restricted stock award agreement entered into between the Company and Executive in respect of the Restricted Stock, and, until the Company is no longer subject to the terms and conditions of the Troubled Asset Relief Program (the “TARP”) under the Emergency Economic Stabilization Act of 2008, as amended, including the Interim Final Rule published by the Department of the Treasury on June 15, 2009, any other rules and regulations that are applicable to the Company pursuant to its participation in the TARP, as they may be promulgated and/or amended from time to time, and any other compensation limitations that may become applicable to Executive pursuant to laws or other rules, regulations or written guidance issued pursuant to the authority of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or other applicable federal or state regulatory agency (the “TARP Requirements”), shall be subject to all applicable TARP Requirements.
     Restricted Stock awarded under this Section 1.05(c) shall vest in accordance with the following schedule:
•	25% at the time the Company repays 25% of the aggregate financial assistance received by the Company under the TARP;

•	An additional 25% at the time the Company repays 50% of the aggregate financial assistance received by the Company under the TARP;

•	An additional 25% at the time the Company repays 75% of the aggregate financial assistance received by the Company under the TARP; and

•	The remaining 25% at the time the Company repays 100% of the aggregate financial assistance received by the Company under the TARP.
     Notwithstanding the foregoing, and as required pursuant to the TARP Requirements, no award of Restricted Stock will vest in accordance with the above schedule if Executive does not continue to perform substantial services to the Company for at least two (2) years after the date on which such award of Restricted Stock is granted; provided that the immediately preceding requirement will not apply if, prior to the second anniversary of the date on which an award of Restricted Stock is granted, Executive ceases to provide substantial services to the Company due to Executive’s death or disability, or a change in control event (as defined in 26 CFR 1.280G-1, Q&A-27 through Q&A-29 or as defined in 26 CFR 1.409A-3(i)(5)(i)) with respect to the Company. For purposes of this Section 1.05(c), Executive will be deemed to have ceased to provide substantial services to the Company if he has incurred a “separation from service” for purposes of Section 409A (as defined below in Section 4.01), which shall occur when the Company and Executive reasonably anticipate that the level of bona fide services Executive will perform after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if Executive has been providing services to the Company for fewer than thirty-six (36) months). Upon any such “separation from service” for death or disability, or upon a change in control event, Executive shall be vested in any Restricted Stock that as of such date was vested in accordance with the vesting schedule set forth above. In lieu of Restricted Stock, the Company may, in its discretion, satisfy its obligations under this Section 1.05(c) by awarding restricted stock units in accordance with the terms of the LTIP. All distributions of restricted stock units and all dividend equivalents on restricted stock units or restricted stock shall be made within the applicable short-term deferral periods under Section 409A (as defined below in Section 4.01), and all applicable written restricted stock unit award agreements and restricted stock award agreements shall be drafted accordingly. Executive shall not be entitled to any award of Restricted Stock under this Section 1.05(c) with respect to the employment period described in Section 1.08(a) after Executive has given written notice of his intent to terminate his employment.
     (d) Business Expenses. The Company shall promptly pay directly, or shall reimburse Executive for, business expenses, including but not limited to expenses for travel and entertainment, paid or incurred by Executive during Executive’s employment, that are reasonable and appropriate to the conduct by Executive of the Company’s business, subject to Executive’s providing reasonable substantiation of such expenses to the Company in accordance with Company policies. In addition, the Company shall pay all reasonable expenses incurred by Executive in connection with the drafting and negotiation of this Agreement.
1.06 Supplemental Retirement Benefit.
     On the last day of each regular payroll period (pro-rated for any partial pay period) during Executive’s employment with the Company, the Company shall accrue for the benefit of Executive a supplemental retirement accrual (the “Supplemental Retirement Benefit”) equal to

9.5% of the Base Salary and Share Salary (each at their annual rate) less the applicable dollar limitation in effect for such calendar year set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, provided Executive is still employed by the Company on the date of each such Supplemental Retirement Benefit accrual. Each Supplemental Retirement Benefit accrual will be fully vested on the date of such accrual and will be distributed (subject to Section 4.01(a) of this Agreement) in a lump sum within thirty (30) days following Executive’s “separation from service” within the meaning of Section 409A (as defined below in Section 4.01). Until such distribution, the Supplemental Retirement Benefit will be deemed invested as directed by Executive among such generally available investment alternatives as determined by the Company, provided that no available investment alternative will relate directly to the performance of the Company, its Affiliates or Executive. The Parties intend that the arrangement described in this Section 1.06 be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be administered and interpreted in the sole discretion of the Company or such other persons selected by the Company to manage the operation and administration of this Section 1.06. Executive’s right to benefits under this Section 1.06 are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of Executive or his beneficiaries, nor may Executive or his beneficiaries sell, assign, transfer, encumber, or otherwise dispose of Executive’s right to receive payments under this Section 1.06.
1.07 Fringe and Other Benefits.
     During Executive’s employment, the Company shall make available to Executive such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives of the Company from time to time, including, but not limited to, any health, disability or life insurance benefits, pension benefits, and 401(k) savings plan or other benefits under employee compensation or benefit policies, programs or plans, but excluding benefits provided under the Company’s Supplemental Executive Retirement Plan, subject to the terms and conditions (including eligibility or qualification requirements) of any employee benefit plans and arrangements maintained by the Company and all applicable TARP Requirements, including, without limitation, the restriction on tax gross-up payments.
1.08 Termination of Employment.
     (a) Termination Events. The Company may terminate Executive’s employment effective immediately following notice of termination given by the Company and, in such event, Executive’s employment under this Agreement shall terminate. Executive may voluntarily resign Executive’s position as President and CEO of the Company effective thirty (30) days following notice to the Company of Executive’s intent to voluntarily resign, except that, in the event of a material breach of this Agreement by the Company, Executive may resign Executive’s position as President and CEO of the Company effective five (5) days following notice to the Company thereof if such material breach is not cured by the Company prior thereto. This Agreement shall terminate upon the termination date specified in such notice or such earlier date as may be determined by the Company. During such notice period, the Company may require that Executive cease performing some or all of Executive’s duties, not be present at the Company’s offices, or not be present at other facilities or activities of or involving the Company.
     (b) Payments Upon Termination. Upon the Executive’s termination of employment for any reason, Executive shall receive from the Company: any unpaid Base Salary and Share

Salary for any period ending on or before the date of termination of employment, any accrued Supplemental Retirement Benefit under Section 1.06, any unreimbursed business expenses subject to reimbursement under Section 1.05(d), vacation pay for accrued but unused vacation days through the date of termination (subject to the terms and conditions of the Company’s vacation and paid time off policies) and any benefits to which Executive may be entitled pursuant to the terms and conditions of any applicable employee benefit plan of the Company, which shall be paid on the Company’s first payroll date following Executive’s termination of employment (or, for purposes of benefits under an employee benefit plan of the Company, provided pursuant to the terms of the applicable employee benefit plan). Notwithstanding anything to the contrary, no payment or benefit will be provided to Executive if any such payment or benefit would violate the TARP Requirements.
     (c) Return of Company Property. Upon termination of Executive’s employment for any reason, or upon the request of the Company at any time, Executive shall terminate his use of and return to the Company all Company property, including without limitation, any Confidential Information (as defined below), vehicles, credit cards, equipment, computers, phones, cell phones, pagers, equipment, supplies, tools, keys or locks, except that any personal or family contact information and any contact devices and/or records used by Executive exclusively for personal or family reasons shall not be deemed Company property and may be retained by Executive. Notwithstanding the foregoing, Executive may make a paper copy of, and retain for his personal use only, his personal rolodex, address book and similar contact information.
     (d) No Further Obligations. Upon termination of Executive’s employment under this Agreement, the Parties shall have no further obligations under this Agreement to each other except as expressly stated herein and in any written employee benefit plans and arrangements applicable to Executive that are maintained by the Company at the time of such termination of Executive’s employment, and no further payments of Base Salary or Share Salary or other compensation or benefits shall be payable by the Company to Executive, except such obligations and payments (i) as are set forth Section 1.08(b); (ii) as are required by the express terms of any written employee benefit plans and arrangements applicable to Executive that are maintained by the Company at the time of such termination of Executive’s employment; (iii) as may be required by law; or (iv) as may be mutually agreed upon between the Parties in a signed written negotiated agreement entered into in connection with a termination of Executive’s employment under this Agreement, which agreement shall contain a release in favor of the Company that is comparable in scope to the release referred to in the next sentence. Notwithstanding any other provision of this Agreement, as a precondition to the payment of any compensation or benefits in excess of those otherwise required by law to be paid upon termination of employment, Executive agrees to execute a release of any claims against the Company, its employees, officers, directors, shareholders, Affiliates and subsidiaries arising out of, in connection with or relating to Executive’s employment with or termination of employment from the Company including any claims under the terms of this Agreement, and specifically including but not limited to a release of claims under the Age Discrimination in Employment Act and any similar rights under any state or local law, in a form reasonably acceptable to the Company. Anything to the contrary herein notwithstanding, nothing in the release described in this Section 1.08(d) shall release any releasee from any claims or damages based on (a) any right or claim that arises exclusively from events occurring after the date Executive executes such release, (b) any right Executive may have to payments, benefits or entitlements under this Agreement or any applicable plan, policy, program or arrangement of, or other agreement with, the Company or any Affiliate, (c) Executive’s eligibility for indemnification in accordance with this Agreement, the organizational documents of the Company and the Material Subsidiaries (said documents collectively referred to as the “Corporate Documents”), or applicable laws, or under any applicable insurance policy, with respect to any liability Executive incurs as a director, officer or employee of the Company or any Affiliate, or (d) any right Executive may have to obtain contribution as permitted by law in the event of entry of judgment against Executive as a result of any act or failure to act for which Executive and any releasee are jointly liable. For so long as the Company is subject to the TARP Requirements, any such agreement or release shall be subject to the TARP Requirements.
ARTICLE TWO
RESTRICTIVE COVENANTS
2.01 Confidentiality.
     In the course of performing his duties for the Company, the Company agrees to provide Executive with certain proprietary, confidential and trade secret information of the Company and its affiliates, including but not limited to: the database of customer accounts; customer, supplier and distributor lists; customer profiles; information regarding sales and marketing activities and strategies; trade secrets; data regarding technology, products and services; information regarding pricing, pricing techniques and procurement; financial data and forecasts regarding the Company and customers, suppliers and distributors of the Company; software programs and intellectual property (collectively, “Confidential Information”). All Confidential Information shall be and remains the sole property of the Company and its assigns, and the Company shall be and remains the sole owner of all patents, copyrights, trademarks, names and other rights in connection therewith and without regard to whether the Company is at any particular time developing or marketing the same. Executive acknowledges that the Confidential Information is a valuable, special and unique asset of the Company and that his access to and knowledge of the Confidential Information is essential to the performance of his duties as an employee of the Company. In light of the competitive nature of the business in which the Company is engaged, Executive agrees that he will, both during Executive’s employment with the Company and thereafter, maintain the strict confidentiality of all Confidential Information known or obtained by him or to which he has access in connection with his employment by the Company and that he will not, without prior written consent of the Board for and on behalf of the Company, except in good faith performance of his duties (i) disclose any Confidential Information to any person or entity or (ii) make any use of any Confidential Information for his own purposes or for direct or indirect benefit of any person or entity other than the Company. Confidential Information shall not be deemed to include (a) information that becomes generally available to the public through no fault of Executive, (b) information that is previously known by Executive prior to his receipt of such information from the Company, (c) information that becomes available to Executive on a non-confidential basis from a source which, to Executive’s knowledge, is not prohibited from disclosing such information by legal, contractual or fiduciary obligation to the Company or (d) information that is required to be disclosed in order to comply with any applicable law or court order. Immediately upon termination of Executive’s employment or at any other time upon the Company’s request, Executive will return to the Company all memoranda, notes and data, computer software and hardware, records or other documents compiled by Executive or made available to Executive during Executive’s employment with the Company concerning the business of the Company, including without limitation, all files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.
2.02 No Solicitation of Employees.
     Executive agrees that, both during Executive’s employment with the Company and for a period of one (1) year following Executive’s termination of employment with the Company for any reason, Executive will not knowingly, directly or indirectly, on behalf of himself or any other person or entity, hire, engage or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the six (6) months preceding Executive’s termination of employment with the Company was actively employed) by the Company, except for rehire by the Company. This includes, but is not limited to, inducing or attempting to induce, or influence or attempting to influence, any person employed by the Company to terminate his or her employment with the Company, other than in good faith performance of Executive’s duties while employed by the Company. Notwithstanding the foregoing, this Section 2.02 shall not be construed to restrict or limit (i) general employee-related advertising not targeted at employees of the Company or (ii) Executive’s ability to provide employment references regarding particular individuals upon request of an organization or company that neither employs nor is associated with Executive, provided Executive does not identify to such company or organization any individuals who have not been previously contacted by the organization or company with respect to employment or retention issues.
2.03 No Solicitation of Customers.
     Executive agrees that, during Executive’s employment with the Company and for a period of six (6) months following Executive’s termination of employment with the Company for any reason, Executive will not directly, on behalf of any competitor of the Company in the business of the Company, solicit the business of any entity within the United States who is a customer of the Company.
2.04 Non-Competition.
     In return for the Company’s promises herein, including the promise to provide Executive with Confidential Information, and in accordance with Executive’s acknowledgements and promises in Section 2.01, during Executive’s employment with the Company and for a period of six (6) months following Executive’s termination of employment with the Company for any reason, Executive shall not, on behalf of himself or for others, directly or indirectly, alone or in combination with any other person or entity, own, operate, manage, control, engage or participate in, consult or advise, render services for, or otherwise assist, in any executive or strategic role, any person or entity (other than the Company) that engages in the business of the Company in the states of Illinois, Wisconsin or Minnesota (a “Competitive Entity”), in which (i) the Competitive Entity’s corporate headquarters is in the states of Illinois, Wisconsin or Minnesota; (ii) the Competitive Entity has a majority share of its business operations in the states of Illinois, Wisconsin and/or Minnesota (either individually or in the aggregate); or (iii) Executive’s position with the Competitive Entity would involve directly and materially influencing the Competitive Entity’s operations in the states of Illinois, Wisconsin or Minnesota. The Parties agree that this Section 2.04 shall not prohibit the ownership by Executive, solely as an investment, of securities of a person engaged in the business of the Company if (a) Executive is not an “affiliate” (as such term is defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended) of the issuer of such securities, (b) such securities are publicly traded on a national securities exchange and (c) Executive does not, directly or indirectly, beneficially own more than two percent (2%) of the class of which such securities are a part.
2.05 Enforcement.
     Executive acknowledges and agrees that the services to be provided by him under this Agreement are of a special, unique and extraordinary nature. Executive further acknowledges and agrees that the restrictions contained in this Article Two are necessary to prevent the use and disclosure of Confidential Information and to protect other legitimate business interests of the Company. Executive acknowledges that all of the restrictions in this Article Two are reasonable in all respects, including duration, territory and scope of activity. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of this Article Two are unreasonable or overbroad, the Parties expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed. Executive agrees that the restrictions contained in this Article Two shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between Executive and the Company. Executive agrees that the existence of any claim or cause of action by Executive against the Company (whether predicated on this Agreement or otherwise) shall not constitute a defense to the enforcement by the Company of the covenants and restrictions in this Article Two. Executive agrees that the restrictive covenants contained in this Article Two are a material part of Executive’s obligations under this Agreement for which the Company has agreed to compensate Executive and provide him with Confidential Information as provided in this Agreement. Executive agrees that the injury the Company will suffer in the event of the breach by Executive of any clause of this Article Two will cause the Company irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Executive agrees that the Company, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent Executive’s failure to comply with the terms and conditions of this Article Two. The restricted periods referenced in Article Two shall be extended on a day-for-day basis for each day during which Executive violates the provisions of any respective provision hereof in any material respect, so that Executive is restricted from engaging in the activities prohibited by Article Two for the full periods specified therein, as applicable.
2.06 Intangible Property.
     Executive will not at any time during or after his termination of employment with the Company have or claim any right, title or interest in any trade name, trademark, patent, copyright, work for hire or other similar rights belonging to or used by the Company and shall not have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business or promotion of the Company, whatever Executive’s involvement with such matters may have been, and whether procured, produced, prepared, or published in whole or in part by Executive, it being the intention of the Parties that Executive shall and hereby does recognize that the Company now has and shall hereafter have and retain the sole and exclusive rights in any and all such trade names, trademarks, patents, copyrights (all Executive’s work in this regard being a work for hire for the Company under the copyright laws of the United States), material and matter as described above. If any such work created by

Executive is not a work made for hire under the copyright laws of the United States, then Executive hereby assigns to the Company all right, title and interest in each such work (including without limitation all copyright rights). Executive shall cooperate fully with the Company, at the cost and expense of the Company, during his employment and thereafter in the securing of trade name, trademark, patent or copyright protection or other similar rights in the United States and in foreign countries and shall give evidence and testimony and execute and deliver to the Company all papers reasonably requested by it in connection therewith.
2.07 Survival.
     Any termination of Executive’s employment or of this Agreement (or breach of this Agreement by Executive or the Company) shall have no effect on the continuing operation of this Article Two.
ARTICLE THREE
MISCELLANEOUS
3.01 Entire Agreement.
     This Agreement constitutes the entire agreement and understanding between the Parties hereto concerning the subject matter hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by Executive and duly authorized officer(s) of the Company. Notwithstanding anything in this Section 3.01 to the contrary, in the event that all or any portion of this Agreement is found to be in conflict with the TARP Requirements, then in such event this Agreement shall be automatically modified to comply with the TARP Requirements, and this Agreement shall be interpreted and administered accordingly. Failure of the Company or Executive to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a continuing waiver of such or other terms, covenants and conditions.
3.02 Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of Executive and the heirs, executors, assigns and administrators of Executive or his estate and property and shall be binding upon and inure to the benefit of the Company and its successors and assigns (as provided below). Executive may not assign or transfer to others the obligation to perform Executive’s duties hereunder, and there are no third party beneficiaries to Executive’s rights hereunder. The Company may assign or transfer its rights and obligations under this Agreement, as, and only as, provided in the following sentence. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.
3.03 Indemnification and Directors and Officers Liability Insurance.
     (a) To the extent permitted by the Company’s by-laws and applicable law, the Company hereby agrees to indemnify Executive from and against all loss, costs, damages and expenses including, without limitation, legal expenses of counsel (which expenses the Company will, to the extent so permitted, advance to Executive as the same are incurred) arising out of or in connection with the fact that Executive is or was an officer, employee or agent of the Company and/or its Affiliates. However, Executive shall repay any expenses paid or reimbursed by the Company if it is ultimately determined that he is not legally entitled to be indemnified by the Company. If the Company’s ability to make any payment contemplated by this Section 3.03(a) depends on an investigation or determination by the Board, at Executive’s request the Company will use its best efforts to cause the investigation to be made (at the Company’s expense) and to have the Board reach a determination as soon as reasonably possible.
     (b) A directors’ and officers’ liability insurance policy (or policies) shall be kept in place during Executive’s employment with the Company until the later of (i) the sixth anniversary of the date on which Executive’s employment with the Company terminates or (ii) the date on which all claims against Executive that would otherwise be covered by the policy (or policies) would become fully time barred, providing coverage to Executive that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts and deductibles) than the coverage then being provided to any other present or former executive officer or director of the Company.
     (c) The provisions of this Section 3.03 shall survive any termination of Executive’s employment.
3.04 Insurance.
     If the Company desires at any time or from time to time during Executive’s employment with the Company to apply in its own name or otherwise for life, health, accident or other insurance covering Executive, the Company may do so and may take out such insurance for any sum that the Company may deem necessary to protect its interests. Executive will have no right, title or interest in or to such insurance, but will, nevertheless, assist the Company in procuring and maintaining the same by submitting from time to time to the usual customary medical, physical, and other examinations and by signing such applications, statements and other instruments as may reasonably be required by the insurance company or companies issuing such policies.
3.05 Notices.
     Notices hereunder shall be deemed delivered upon the confirmation of delivery of a facsimile or of actual receipt by the addressee and shall be sent as follows (or if receipt is acknowledged by the recipient, by email):
If to the Company, to:
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Attention: Brian R. Bodager, General Counsel

with a copy to:
Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attention: Christine Edwards
If to Executive, to:
Philip B. Flynn
Chief Executive Officer
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
or to such home address as may be reflected in the Company’s records at the time the notice is given, with a copy to:
Proskauer Rose
1585 Broadway
New York, New York 10036
Attention: Michael S. Sirkin
or to such other address and/or person designated by a Party in writing and in the same manner to the other Party. Any written notice required to be provided by or to Executive under this Agreement may be provided by or to such representative or representatives as Executive may designate by written notice to the Company.
3.06 Offset/Breach.
     The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Executive or others. Performance of Executive’s obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action that Executive may have against the Company or others. The Company’s termination of Executive’s employment hereunder for any reason shall not be a breach of this Agreement.
3.07 Counterparts.
     This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement, and delivered by facsimile or other electronic transmission confirmed promptly thereafter by actual delivery of executed counterparts.
3.08 Applicable Law.
     This Agreement and all rights and liabilities of the Parties shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, excluding any choice of law rules that would refer the matter to the laws of another jurisdiction. The Parties each submit and consent to the jurisdiction of the courts in the State of Wisconsin, Brown County, in any action brought to enforce or otherwise relating to this Agreement.
3.09 Headings.
     The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.
3.10 Severability.
     To the extent any provision of this Agreement or portion hereof shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect and the Parties agree to meet promptly to negotiate in good faith a substitute enforceable provision that preserves to the greatest extent possible the benefits (economic and other) intended to be conferred on the Parties under this Agreement.
3.11 Representations, Warranties and Covenants.
     The Company represents and warrants that (i) the execution and performance of this Agreement, including the employment of Executive as President and CEO of the Company and the appointment of Executive to the Board, have been duly authorized by all necessary action of the Company and/or the Board and (ii) that the information relating to the Company as set forth in the Agreement is true and correct.
3.12 TARP Repayment.
     In the event the Company repays in full its obligation arising from financial assistance under the TARP before the expiration of the Term, the Parties may agree to modify Executive’s compensation arrangements under this Agreement in order to develop an alternative compensation structure of appropriate comparable value, in accordance with the Company’s objectives of enhancing shareholder value and rewarding individual performance.
3.13 Golden Parachute Payment.
     If any payment or benefit to Executive under this Agreement or otherwise would be a Golden Parachute Payment that is prohibited by applicable law, then the total payments and benefits will be reduced to the Golden Parachute Limit. For purposes of this Section 3.13, “Golden Parachute Payment” means a golden parachute payment within the meaning of Section 18(k) of the Federal Deposit Insurance Act and “Golden Parachute Limit” means the greatest amount of payments and benefits that could be made to Executive without having any payment or benefit be a Golden Parachute Payment.
ARTICLE FOUR
TAXATION AND TARP
4.01 Taxation.
     (a) The Parties believe that the provisions of this Agreement are in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), as presently in effect, if and to the extent that such requirements apply. In the event that any of the payment obligations hereunder will be considered by the Internal Revenue Service to be not in compliance with the requirements of Section 409A, the Parties will cooperate in good faith to endeavor to meet these requirements in a manner that preserves to the greatest extent possible the economic benefits intended to be conferred on Executive under this Agreement. If any payments under this Agreement are made in a series of installments, each installment shall be deemed a separate payment. If the timing of the payment is within a specified period, the time of payment within such period shall be determined solely by the Company. Notwithstanding any provision of this Agreement to the contrary, only to the extent that any payment or benefit paid or provided to Executive under this Agreement or otherwise (including, but not limited to, the Supplemental Retirement Benefit) is subject to the requirements of Section 409A and is not exempted from such requirements, if at the time of Executive’s “separation from service” (as defined in Section 409A) with the Company, he is a “specified employee” as defined in Section 409A, no payment or benefit is distributable on account of his separation from service shall be provided until the date that is six (6) months after the date of his separation from service (or, if earlier, his date of death). Payments to which Executive would otherwise be entitled during the six-month period described above shall be accumulated and paid in a lump sum on the first day of the seventh month after the date of his termination of employment. Notwithstanding anything to the contrary, to the extent required by Section 409A: (i) the amount of expenses eligible for reimbursement or to be provided as an in-kind benefit under this Agreement during a calendar year may not affect the expenses eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year; (ii) the right to reimbursement or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit; and (iii) no reimbursement under this Agreement shall be made later than the last day of the calendar year following the calendar year in which the expense was incurred.
     (b) The Parties acknowledge and agree that all payments and distributions under this Agreement are subject to withholding under applicable law and payments hereunder will be made net of withholding, if any. With respect to withholding in connection with compensation payable in Common Stock, the Company shall withhold Common Stock having a Fair Market Value (determined on the date the Participant recognizes taxable income on the award) equal to the minimum amount of withholding tax required to be collected on the transaction.
4.02 TARP and Other Applicable Law.
     The Parties believe that the provisions of this Agreement are in compliance with the TARP Requirements and other applicable law, as presently in effect, if and to the extent that such requirements apply. For so long as the Company is subject to the TARP Requirements, the provisions of this Agreement are subject to and shall be, to the fullest extent possible, interpreted to be consistent with the TARP Requirements, which terms control over the terms of this Agreement in the event of any conflict between the TARP Requirements and this Agreement. The Parties further acknowledge and understand that this Agreement is subject to modification in order to comply with the TARP Requirements and that Executive agrees to waive any rights to any payments or benefits under this Agreement that are later determined to be in conflict with the TARP Requirements. Notwithstanding anything in this Agreement to the contrary, in no event shall any payment, award or benefit under this Agreement vest or be settled, paid or accrued, if any such vesting, settlement, payment or accrual would be in violation of the TARP Requirements or other applicable law. In the event of any such violation, the Parties will cooperate in good faith to endeavor to meet the TARP Requirements and other law to the extent applicable in a manner that preserves to the greatest extent possible the intent and purposes of this Agreement.
* * *

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below opposite their names, effective as of the date first set forth above.

EXECUTIVE:
Dated: November 16, 2009	/s/ Philip B. Flynn
Philip B. Flynn

ASSOCIATED BANC-CORP
Dated: November 16, 2009	By:	/s/ William R. Hutchinson
		Name:	William R. Hutchinson
		Title:	Lead Independent Director